Exhibit 99.1

Contact: William H. Galligan, (816) 983-1551, bgalligan@kcsouthern.com

KCS Announces Amendment and Extension of Credit Facilities

Kansas City, Missouri, November 21, 2012. Kansas City Southern (“KCS”) (NYSE: KSU) announced today that its wholly-owned subsidiary, The Kansas City Southern Railway Company (“KCSR” or “the Company”), has completed an amendment to its credit facilities, which consist of a $200 million revolving credit facility and two term loans with a total outstanding amount of $551 million, including a $285 million Term Loan A and a $266 million Term Loan A-2. The amendment eliminates or modifies a number of restrictive covenants in KCSR’s facilities in order to achieve consistency between KCSR and firms with investment grade credit ratings. The amendment also includes a “fall-away collateral” provision whereby KCSR’s facilities, which are currently secured, convert to unsecured obligations when investment grade credit ratings are assigned by at least two of the three primary rating agencies (currently, KCSR has one such rating, from Fitch). In addition to the amendment, KCSR extended the maturities of its revolving credit facility from July 15, 2016, to November 15, 2017, and its term loans from January 15, 2017, to May 15, 2018.

The amendment and extension required a 100% affirmative vote from the 21 participating lenders. Bank of America Merrill Lynch acted as Joint Lead Arranger and Bookrunning Manager and Syndication Agent and J.P. Morgan acted as Joint Lead Arranger.

“This amendment positions KCSR’s credit facilities on par with those in place at investment grade companies,” commented Mike Upchurch, Kansas City Southern’s Executive Vice President and Chief Financial Officer. “Our ability to achieve a 100% vote on this amendment from our bank group is evidence of our strong credit profile and the robust, supportive relationships we have built with our lenders.”

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This release contains forward-looking statements that are not based upon historical information. Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligations; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to the Company’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; war or risk of war; and other factors affecting the operation of the business of KCS and KCSR. More detailed information about these factors may be found in filings by KCS with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS and KCSR are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.